Exhibit 99.4

TENDER FOR

ALL OUTSTANDING

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2013

IN EXCHANGE FOR

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2013

AND

ALL OUTSTANDING

12 3/8% SENIOR SUBORDINATED NOTES DUE 2013

IN EXCHANGE FOR

12 3/8% SENIOR SUBORDINATED NOTES DUE 2013

OF

PREGIS CORPORATION

To Our Clients:

We are enclosing herewith a Prospectus, dated [    ], 2006, of Pregis Corporation (“Pregis”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by Pregis, to exchange up to (1) €100,000,000 principal amount of its new Second Priority Senior Secured Floating Rate Notes due 2013 (the “Senior Secured Floating Rate Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to €100,000,000 principal amount of its issued and outstanding Second Priority Senior Secured Floating Rate Notes due 2013 (the “Outstanding Senior Secured Floating Rate Notes”) and (2) up to $150,000,000 principal amount of its new 12 3/8% Senior Subordinated Notes due 2013 (the “Senior Subordinated Exchange Notes”) (together with the Senior Secured Floating Rate Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for up to $150,000,000 principal amount of its issued and outstanding 12 3/8% Senior Subordinated Notes due 2013 (the “Outstanding Senior Subordinated Notes”) (together with the Outstanding Senior Secured Floating Rate Notes, the “Outstanding Notes”), in each case, upon the terms and subject to the conditions set forth in the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON [    ], 2006, UNLESS EXTENDED BY PREGIS IN ITS SOLE DISCRETION.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OUTSTANDING NOTES BEING TENDERED.

We are the holder of record of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to Pregis that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of Outstanding Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) if the holder or any such other person is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the holder nor any such other person is engaged in or intends to engage in a distribution of the Exchange Notes and (iv) neither the holder nor any such other person is an “affiliate” of Pregis or any of the guarantors within the meaning of Rule 405 under the Securities Act, or, if such holder or any such other person is such an “affiliate”, that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of Pregis or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,